ASSIGNMENT OF LOAN

THIS ASSIGNMENT is made as of the 15th day of June, 2007.

BETWEEN:

DAVID STADNYK, Businessman, of 1220 – 666 Burrard Street, Vancouver, British Columbia, V6C 2X8

(the “Assignor”)

AND:

1284810 ALBERTA LTD., a corporation incorporated pursuant to the laws of the Province of Alberta, of 3238 Karley Crescent, Coquitlam, British Columbia, V3E 3E9

(the “Assignee”)

WHEREAS:

A. Park Place Energy Inc. (the “Borrower”) is presently indebted to the Assignor in the principal amount of CDN$400,000 (the “Indebtedness”) pursuant to a promissory note dated March 9, 2007 between the Assignor and the Borrower (the “Promissory Note”);

B. The Assignor has agreed to assign and transfer all of the Indebtedness to the Assignee on and as of the date hereof (the “Assignment”);

          THIS AGREEMENT WITNESSES THAT for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually covenant and agree as follows:

1. The Assignor hereby assigns to the Assignee 100% of the Assignor’s right, entitlement and interest of the Promissory Note, the Indebtedness and any and all amounts due, owing or payable under the Promissory Note or which may hereafter become due, owing or payable thereunder, and all the right, title and interest of the Assignor in and to all of the foregoing; and the Assignee hereby acquires and accepts the Assignment from the Assignor for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

2. The Borrower, by execution where indicated, hereby acknowledges the Assignment effective as of the Effective Date and confirms to the Assignee that as a result of the Assignment it is indebted to the Assignee in the amount of the Indebtedness and that its obligations under the Promissory Note remain in full force and effect, except as assigned hereunder.

3. This Agreement shall be made and construed in accordance with the laws of the Province of British Columbia, Canada and each party attorns to the courts of British Columbia.

4. This Agreement embodies the entire agreement between the parties and supersedes any prior representations, understandings and agreements between the parties regarding the subject matter hereof. There are no representations, understandings or agreements, oral or written, between the parties regarding the subject matter hereof that are not fully expressed herein.

5. Neither this Agreement nor any rights in it or to the Promissory Note may be assigned by the Borrower. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have caused this Assignment to be executed with effect from the 15th day of June, 2007.

/s/ David Stadnyk
DAVID STADNYK

1284810 ALBERTA LTD.

Per: /s/ David Lane
Authorized Signatory

ACKNOWLEDGEMENT OF ASSIGNMENT

The undersigned Borrower acknowledges receiving notice of this assignment:

PARK PLACE ENERGY INC.

Per:      /s/ David Stadnyk
            Authorized Signatory

DEMAND PROMISSORY NOTE

CDN$400,000	MARCH 9, 2007

FOR VALUE RECEIVED, Park Place Energy Inc. (the “Borrower”) promises to pay to David Stadnyk (the “Holder”) ON DEMAND the sum of CDN$400,000 (the “Loan”).

Payment on Demand. The Loan shall be due and payable on the demand of the Holder.

Interest. The Loan shall not bear any interest.

Applicable Law. This promissory note shall be governed by and construed in accordance with the laws of the province of British Columbia, Canada.

Waivers. The Holder hereby waives presentment for payment, notice of dishonor, protest and notice of payment and all other notices of any kind in connection with the enforcement of this Note.

Obligations Absolute. The obligations of the Holder under this Note shall be absolute, and the Holder waives any and all rights to offset, deduct or withhold any payments or charges due under this Note for any reason.

Assignment. The Maker may not assign, delegate or otherwise transfer any of its obligations under this Note, whether by merger, consolidation or other business combination, without the prior written consent of Borrower.

Costs of Collection. If this Note is not paid or otherwise performed when due or required, the Holder shall pay Borrower’s reasonable costs of collection, including reasonable legal fees.

IN WITNESS WHEREOF, the Borrower has executed this promissory note as of the 9th day of March, 2007.

PARK PLACE ENERGY INC.

Per:
/s/ David Stadnyk
Authorized Signatory